EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     We hereby consent to the  incorporation  by reference in this  Registration
Statement on Form S-3 of our report dated March 27, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in ParkerVision, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Jacksonville, Florida
July 3, 2003